UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 31, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-00935	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On May 31, 2017, Medite GmbH (“Medite”), a wholly-owned subsidiary of MEDITE Cancer Diagnostics, Inc. (the “Company”) entered in an agreement with VR Equity Partner GmbH (formerly DZ Equity Partners) to extend the payment date of a credit facility in the outstanding principal amount of EUR 750,000 until September 1, 2017. In consideration for the extension, Medite shall pay an interest increase on the outstanding principal balance of three percent (3%).

Item 8.01 Other Events

On May 31, 2017, MEDITE Cancer Diagnostics, Inc. (the “Company”) exercised its discretionary election to extend the Closing Date of its current private placement offering of up to $4,250,000 from May 31, 2017, until June 30, 2017, as provided in the Securities Purchase Agreement, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: June 6, 2017	By:	/s/ David E. Patterson
David E, Patterson
Chief Executive Officer